Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES THE RESIGNATION OF
ROBERT GIARDINA AND THE APPOINTMENT OF ALEXANDER ALIMANESTIANU AS CEO
New York, NY — October 4, 2007 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB) today announced that Robert Giardina, Chief Executive Officer, will resign from his position with the Company due to personal and health reasons. Mr. Giardina’s resignation will be effective October 31, 2007. He will continue to serve as a member on the Board of Directors and will work with the Company in an advisory capacity.
Robert Giardina, Chief Executive Officer commented, “This is a difficult decision for me, but due to recent health issues and for personal reasons I have decided to moderate my professional commitments. My long career at TSI has been extremely rewarding and I am pleased to have had the opportunity to work with such a talented team of individuals. I remain committed to the Company and intend to be as actively involved as my situation permits in an advisory role and as an ongoing member of the Board.”
Paul N. Arnold, Chairman of the Board, commented: “Bob has been a great leader and has been an integral part in the growth and success of TSI. I wish him the very best and thank him for his considerable contributions to the Company during his 26-year tenure.”
Alex Alimanestianu, 48, will succeed Mr. Giardina as Chief Executive Officer effective November 1, 2007. He will retain his current title as President. Mr. Alimanestianu was also elected as a member of the Board of Directors. Alex Alimanestianu joined TSI in 1990 as Vice President and General Counsel and was appointed Executive Vice President, Development in 1995 and Chief Development Officer in January 2002. He was named President and Chief Development Officer in March 2006. Before joining the Company, he worked as TSI’s outside counsel. Mr. Alimanestianu has been involved in the development or acquisition of virtually all of the Company’s clubs.
Paul N. Arnold, Chairman of the Board, continued: “I am confident that this will be a smooth transition as Alex has been with the Company for 17 years and has worked very closely with Bob in taking TSI to where it is today. Alex is a highly talented individual, with strong strategic skills and leadership capabilities and we look forward to working with him.”
Alex Alimanestianu commented, “It has been a great pleasure and privilege to have worked with Bob so closely over many years. I am honored to have the opportunity to succeed him and carry out our vision for the Company. Looking ahead, the entire TSI organization is excited about the opportunity to further solidify our leadership position in our markets and to continue with our expansion plans.”
About Town Sports International Holdings, Inc.:
New York Sports Clubs is owned and operated by New York-based Town Sports International Holdings, Inc. (TSI) (NASDAQ:CLUB), a leading owner and operator (through its subsidiaries) of fitness clubs in the Northeast and mid-Atlantic regions of the United States. In addition to New York Sports Clubs, TSI operates (through its subsidiaries) under the brand names of Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, with 149 clubs and approximately 472,000 members in the U.S. as of June 30, 2007. In addition, the Company operates (through its subsidiaries) three facilities in Switzerland with approximately 6,000 members. For more information on TSI visit http://www.mysportsclubs.com.

Forward-Looking Statements:
This press release contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations and statements about looking ahead or carrying out a vision, are forward-looking statements. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8258
joseph.teklits@icrinc.com